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                                                                    Exhibit 10.7

                                   [FORM OF]

                          IMPLANT SCIENCES CORPORATION

                     EMPLOYEE AGREEMENT ON IDEAS, INVENTIONS
                          AND CONFIDENTIAL INFORMATION


         In consideration of my employment by IMPLANT SCIENCES CORPORATION ("Implant"), I agree as follows:

         1. Both during and after my employment by Implant, I will not disclose to anyone outside of Implant, except as authorized by Implant, or use in any way other than in Implant's interest, any information*** or material*** relating to the actual or prospective business of Implant or of any affiliated company of Implant (including information or material received by Implant or by any such affiliated company from others) which is of a secret or confidential nature. Nor will I remove any such material from the premises of Implant or of Implant's affiliated companies, except for use in Implant's interest.

         2. I will not submit any writing for publication or deliver any speech that contains any information relating to the actual or prospective business of Implant or of any affiliated company of Implant, unless I receive advance written clearance from Implant permitting me to do so.

         3. I hereby assign to Implant all my right, title and interest in and to any inventions or ideas, patentable or not, that I may make or conceive, alone or with others, during the period of time in which I am employed by Implant, and that relate in any way to the actual or prospective business of Implant or of any affiliated company of Implant.

         4. I will disclose routinely to Implant all inventions and ideas covered by paragraph 3 (and will maintain for Implant's benefit such engineering and other notebooks in this connection as Implant may prescribe), and I will, upon request, both during and after my employment by Implant, execute specific assignments and take any action necessary to enable Implant to secure patents.

         5. I acknowledge that I am subject to immediate dismissal by Implant for any breach of this Agreement and that such a breach will not relieve me from my continuing obligations under this Agreement or from the imposition by a court of any remedies such as money damages or an injunction, for such a breach.

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         *** This Agreement covers all information concerning technical, administrative, management, financial and marketing activities (such as design and procurement specifications, procedures, manufacturing processes, marketing plans and strategies, customer names and cost and financial data) and physical embodiments of such information (such as drawing, specification sheets, recording media for machine information processing systems, documentation, contracts, reports, customer lists, manuals, quotations, correspondence and samples).


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         6. This is my entire agreement with Implant with respect to its subject matter as of its date, superseding any prior negotiations and agreements. This Agreement may not be changed in any respect except by a written agreement signed by both myself and an executive officer of Implant.

         7. This Agreement shall be binding upon my heirs, executors, administrators and other legal representatives and shall inure to the benefit of Implant, its successors and assigns.

         8. I represent, to the best of my knowledge, that I have no agreements with or obligations to others in conflict with the foregoing.

         Executed under seal.


Witness:                                    Signed:
                                                    ----------------------
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                                                 (Type or print full name)

--------------------------                   Date:
(Type of print full name)                         -------------------------


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